Exhibit 23.1

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 6, 2013, with respect to the financial statements of Theraclone Sciences, Inc. for the years ended December 31, 2012 and 2011, included in the Registration Statement on Form S-4 and related proxy statement/prospectus/consent solicitation of PharmAthene, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Seattle, Washington

September 6, 2013